Registration No. 333-

As filed with the Securities and Exchange Commission on October 18, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________

Taubman Centers, Inc.
(Exact name of registrant as specified in its charter)

Michigan	38-2033632
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 East Long Lake Road, Suite 300
Bloomfield Hills, Michigan	48304-2324
(Address of principal executive offices)	(Zip code)

The Taubman Company 2008 Omnibus Long-Term Incentive Plan
(Full title of the plan)

Lisa A. Payne
Vice Chairman and Chief Financial Officer
Taubman Centers, Inc.
200 East Long Lake Road, Suite 300
Bloomfield Hills, Michigan 48304-2324
(Name and address of agent for service)

(248)258-6800
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
securities	Amount	maximum	maximum	Amount of
to be	to be	offering price	aggregate	registration
registered	registered	per share	offering price	fee
Common Stock (1)	2,400,000(2)	$47.29 (3)	$113,496,000	$8,092.26

(1)	Par value $0.01 per share (the “Common Stock”).

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or similar transaction.

(3)
Calculated pursuant to Rule 457(c) and (h) solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Stock as traded on the New York Stock Exchange, on October 11, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Taubman Centers, Inc., a Michigan corporation (the “Registrant”), relating to 2,400,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible directors, officers, employees and other service providers of the Registrant under The Taubman Company 2008 Omnibus Long-Term Incentive Plan (the “Plan”).  The Common Stock being registered hereunder is in addition to the 6,100,000 shares of Common Stock issuable under the Plan that were registered on the Registrant’s Form S-8 filed on June 27, 2008 (Commission File No. 333-151982) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities.  Pursuant to Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents listed below are incorporated by reference in this Registration Statement:

1. Annual Report on Form 10-K of the Registrant for the year ended December 31, 2009, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2. Quarterly Reports on Form 10-Q of the Registrant for the quarters ended March 31, 2010 and June 30, 2010, filed with the Commission pursuant to the Exchange Act.

3. Current Report on Form 8-K of the Registrant filed on May 26, 2010 with the Commission pursuant to the Exchange Act.

4. The description of the Shares contained in the registration statement on Form 8-A of the Registrant filed with the Commission on November 10, 1992.

5. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Honigman Miller Schwartz and Cohn LLP has provided an opinion on the validity of the securities being registered in this Registration Statement, a copy of which is filed as an exhibit hereto. Partners of Honigman Miller Schwartz and Cohn LLP own an aggregate of approximately 49,810 shares of Common Stock, 17,350 shares of 8% Series G Preferred Stock and 17,514 shares of 7.625% Series H Preferred Stock of the Registrant, and Jeffery H. Miro, a partner of Honigman Miller Schwartz and Cohn LLP, is the Registrant’s corporate Secretary.

Item 8. Exhibits.

4.1	Restated Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3 filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006

4.2	Restated By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K dated December 16, 2009

4.3
The Taubman Company 2008 Omnibus Long-Term Incentive Plan, as Amended and Restated as of May 21, 2010, incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A, filed with the Commission on March 31, 2010

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP

23.1	Consent of KPMG LLP

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5 to this Registration Statement)

24	Power of Attorney (included after the signature of the Registrant contained on page 4 of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on October 18, 2010.

             TAUBMAN CENTERS, INC.

             By: /s/ Lisa A. Payne
                                         Lisa A. Payne
                                                 Vice Chairman and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of TAUBMAN CENTERS, INC., a Michigan corporation (the “Registrant”), hereby constitutes and appoints Robert S. Taubman and Lisa A. Payne, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him or her in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign and execute and file the proposed registration statement on Form S-8 to be filed by the Registrant under the Securities Act, which registration statement relates to the registration and issuance of the Registrant’s Common Stock, par value $0.01 a share, pursuant to The Taubman Company 2008 Omnibus Long-Term Incentive Plan, and any of the documents relating to such registration statement, any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert S. Taubman	Chairman of the Board, President,	October 18, 2010
Robert S. Taubman	Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Lisa A. Payne	Vice Chairman, Chief Financial Officer	October 18, 2010
Lisa A. Payne	and Director (Principal Financial Officer)

/s/ William S. Taubman	Chief Operating Officer and Director	October 18, 2010
William S. Taubman

/s/ Esther R. Blum	Senior Vice President, Controller, and Chief	October 18, 2010
Esther R. Blum	Accounting Officer

/s/ Graham Allison	Director	October 18, 2010
Graham Allison

/s/ Jerome A. Chazen	Director	October 18, 2010
Jerome A. Chazen

/s/ Craig M. Hatkoff	Director	October 18, 2010
Craig M. Hatkoff

/s/ Peter Karmanos, Jr.	Director	October 18, 2010
Peter Karmanos, Jr.

/s/ William U. Parfet	Director	October 18, 2010
William U. Parfet

/s/ Ronald W. Tysoe	Director	October 18, 2010
Ronald W. Tysoe

INDEX TO EXHIBITS

4.1	Restated Articles of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3 filed with the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006

4.2	Restated By-Laws of the Registrant, incorporated herein by reference to Exhibit 3.1 filed with the Registrant’s Current Report on Form 8-K dated December 16, 2009

4.3
The Taubman Company 2008 Omnibus Long-Term Incentive Plan, as Amended and Restated as of May 21, 2010, incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A, filed with the Commission on March 31, 2010

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP

23.1	Consent of KPMG LLP

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5 to this Registration Statement)

24	Power of Attorney (included after the signature of the Registrant contained on page 4 of this Registration Statement)